UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

TAMPA ELECTRIC COMPANY

(a Florida corporation)

Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number

1-5007	TECO Plaza	59-0475140
Commission File No.	702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111	I.R.S. Employer Identification Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, on April 19, 2017 the Board of Directors of Tampa Electric Company (the “Company”) elected certain new Directors, including Jeffrey Vinik, to serve on the Board to be effective on May 2, 2017. On May 1, 2017, Mr. Vinik notified the Company that he would not be able to serve on the Company’s Board of Directors. Mr. Vinik’s notice is not due to any disagreement with management or any other Board member.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective May 3, 2017, the following members of the Board of Directors of the Company were elected by written consent in lieu of an annual meeting of the Company’s sole shareholder, TECO Energy, Inc.: Scott Balfour, Robert Bennett, Patrick Geraghty, Christopher Huskilson, Pamela Iorio, Rhea Law, Sarah MacDonald and Will Weatherford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMPA ELECTRIC COMPANY (Registrant)

Date: May 4, 2017	By:	/s/ David E. Schwartz
David E. Schwartz
Secretary